Exhibit 5.1

2800 JPMorgan Chase Tower, 600 Travis Houston, TX 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com

May 16, 2016

Martin Midstream Partners L.P.

Martin Midstream Finance Corp.

4200 Stone Road

Kilgore, Texas 75662

Ladies and Gentlemen:

We have acted as counsel for Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), Martin Midstream Finance Corp., a Delaware corporation (“Finance Corp.”), Martin Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Martin Operating GP LLC, a Delaware limited liability company (“Operating GP”), Cardinal Gas Storage Partners LLC, a Delaware limited liability company (“Cardinal”), MOP Midstream Holdings LLC, a Delaware limited liability company (“MOP Holdings”), Martin Midstream NGL Holdings, LLC, a Delaware limited liability company (“NGL Holdings”), Martin Midstream NGL Holdings II, LLC, a Delaware limited liability company (“NGL Holdings II”), Perryville Gas Storage LLC, a Delaware limited liability company (“Perryville”), Arcadia Gas Storage, LLC, a Texas limited liability company (“Arcadia”), Cadeville Gas Storage LLC, a Delaware limited liability company (“Cadeville”) and Monroe Gas Storage Company, LLC, a Delaware limited liability company (“Monroe” and, together with Operating Partnership, Operating GP, Cardinal, MOP Holdings, NGL Holdings, NGL Holdings II, Perryville, Arcadia, and Cadeville, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Partnership, Finance Corp. and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $300,000,000 and securities that may be sold by Martin Resource LLC, Cross Oil Refining and Marketing Inc. and Martin Product Sales LLC (the “Selling Unitholders”) from time to time pursuant to Rule 415 under the Securities Act. Such securities include (i) common units representing limited partner interests in the Partnership (the “Common Units”) that may be issued and sold by the Partnership; (ii) 6,264,532 Common Units that may be issued and sold by the Selling Unitholders; (iii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness, which may be co-issued by Finance Corp. (the “Debt Securities”); and (iv) guarantees (the “Guarantees”) of such Debt Securities by one or more of the Subsidiary Guarantors. The Common Units, the Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

In our capacity as your counsel in connection with the foregoing and as a basis for the opinions herein after expressed, we have examined (i) the Second Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as amended to the date hereof, (ii) the Amended and Restated Limited Liability Company Agreement of Martin Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Certificate of Formation of the General Partner, each as amended to the date hereof, (iii) the Bylaws of Martin Resource Management Corporation, a Delaware corporation and the holder of a 51% voting interest in MMGP Holdings, LLC, the sole member of the General Partner, and the Certificate of Incorporation of Martin Resource Management Corporation, each as amended to the date hereof, (iv) the Certificate of Incorporation of Finance Corp. and the Bylaws of Finance Corp., each as amended to the date hereof, (v) the limited liability company agreement or agreement of limited partnership, as applicable, and other governing documents of each of the Subsidiary Guarantors, (vi) the forms of the Partnership’s senior and subordinated indentures filed as exhibits to the Registration Statement (collectively, the “Indentures”), (vii) originals, or copies certified or otherwise identified, of the corporate, partnership and limited liability company records of the Partnership, the General Partner, Martin Resource Management Corporation, Finance Corp. and each of the Subsidiary Guarantors, including minute books of Martin Resource Management Corporation and Finance Corp. as furnished to us by Martin Resource Management Corporation and Finance Corp., (viii) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership, the General Partner, Martin Resource Management Corporation, Finance Corp. and each of the Subsidiary Guarantors, statutes and other instruments and documents, and (ix) the Registration Statement and the prospectus contained therein (the “Prospectus”) as a basis for the opinions hereafter expressed.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, Finance Corp., the Subsidiary Guarantors and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership in accordance with the provisions of the governing documents of the Partnership; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, (b) any Selling Unitholder, if applicable, has taken all necessary action to approve the transfer of such Common Units, the terms of the offering thereof and related matters and (c) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and any Selling Unitholder, if applicable, upon payment of the consideration therefor provided for therein, such Common Units will be validly issued and no purchaser thereof will have any obligation to make payments to the Partnership or its creditors solely by reason of the purchasers’ ownership of the Common Units.

2. With respect to the Debt Securities and the Guarantees to be issued under the applicable Indenture, when (a) the applicable Indenture has been duly authorized and validly executed and delivered by the Partnership, Finance Corp., the Subsidiary Guarantors and the trustee thereunder, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership, Finance Corp. and the Subsidiary Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters and (d) such Debt Securities and Guarantees have been duly executed and authenticated in accordance with the terms of the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp. and the Subsidiary Guarantors, such Debt Securities and Guarantees will, when issued, constitute valid and legally binding obligations of the Partnership, Finance Corp. and the Subsidiary Guarantors, enforceable against the Partnership, Finance Corp. and the Subsidiary Guarantors in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the laws of the State of Texas, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case as in effect on the date hereof. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LOCKE LORD LLP

LOCKE LORD LLP